UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2021

NOBLE CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-36211	98-1575532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13135 Dairy Ashford, Suite 800 Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 276-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.00001 per share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by Noble Corporation (“Noble”) on April 16, 2021 (the “Initial Form 8-K”), on April 15, 2021, Noble completed its previously announced merger (the “Merger”) with Pacific Drilling Company, LLC (“Pacific Drilling”). In connection with the Merger, and pursuant to the terms and conditions set forth in that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 25, 2021, by and among Noble, Duke Merger Sub, LLC, a wholly owned subsidiary of Noble, and Pacific Drilling, (a) each membership interest in Pacific Drilling was converted into the right to receive 6.366 Noble ordinary shares (the “Noble Shares”) and (b) each of Pacific Drilling’s warrants outstanding immediately prior to the effective time of the Merger was converted into the right to receive 1.553 Noble Shares.

On June 23, 2021, Noble amended the Initial Form 8-K to include the financial statements required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b).

Item 8.01	Other Events.

Financial Information

This Current Report on Form 8-K includes the following additional financial information:

•	the unaudited pro forma condensed combined consolidated statements of operations of Noble for the year ended December 31, 2020 and the six months ended June 30, 2021 and the notes related thereto.

Risk Factor Update

The following risk factor is provided to supplement the risk factors of Noble previously disclosed under the heading “Risks Related to Our Business and Operations” in Noble’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021.

The potential for US Gulf of Mexico hurricane related windstorm damage or liabilities could result in uninsured losses and may cause us to alter our operating procedures during hurricane season, which could adversely affect our business.

Certain areas of the world such as the US Gulf of Mexico experience hurricanes and other extreme weather conditions on a relatively frequent basis. Some of our drilling rigs in the US Gulf of Mexico are located in areas that could cause them to be susceptible to damage and/or total loss by these storms. Damage caused by high winds, turbulent seas and other severe weather conditions could result in rig loss or damage (some of which may be uninsured), termination of drilling contracts for lost or severely damaged rigs or curtailment of operations on damaged drilling rigs with reduced or suspended day rates for significant periods of time until the damage can be repaired, which could adversely affect our business. Moreover, our operating procedures may be altered during hurricane season in preparation for such severe weather conditions.

Our drilling operations in the US Gulf of Mexico have been impacted by hurricanes. On August 29, 2021, the Noble Globetrotter II encountered severe weather conditions related to Hurricane Ida in the US Gulf of Mexico. In preparation for the hurricane, the rig successfully secured the well and successfully detached from the blowout preventor without incident. However, during transit, the lower marine riser package, which is a series of controls that sits above the blowout preventer, and a small number of riser joints separated from the rig. We are in the process of completing a full assessment of the rig’s condition. Although we have insurance coverage for property damage with a $10 million deductible, our insurance policies may not adequately cover our losses, which could adversely affect our business.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Unaudited pro forma condensed combined consolidated statements of operations of Noble for the year ended December 31, 2020 and the six months ended June 30, 2021 and the notes related thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION

By:	/s/ William E. Turcotte
Name:	William E. Turcotte
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: September 3, 2021